Exhibit 99.1

News Release

NGL Energy Partners LP Announces Signing Definitive Agreement to Acquire Magnum NGLs, LLC and its Natural Gas Liquids Storage Assets

TULSA, Okla.—(BUSINESS WIRE)—Feb. 9, 2015— NGL Energy Partners LP (NYSE:NGL) announced today it has entered into a definitive purchase agreement with Magnum Development LLC, a portfolio company of Haddington Ventures LLC, and other Haddington-sponsored investment entities to acquire Magnum NGLs, LLC (“Magnum”). Magnum owns and operates a natural gas liquids storage facility with multiple existing salt caverns and a potential capacity of greater than 10 million barrels. The facility is strategically located southwest of Salt Lake City, Utah with rail and truck access to Western U.S. markets. This acquisition will enhance NGL’s existing asset footprint to better support Western U.S customers, while increasing the Partnership’s fee-based revenue stream from current and future contracts on the facility.

The definitive agreement contemplates the purchase of Magnum NGLs, LLC on a debt-free basis for a purchase price of $280 million plus working capital adjustments at closing. The transaction is fully-financed and will be paid through a combination of $80 million cash and $200 million in NGL Common Units issued to seller and subject to certain lock-up provisions. The transaction is expected to be DCF neutral in the first year and significantly accretive to NGL’s DCF / LP unit thereafter, with an EBITDA multiple expected to be 7.1x in FY2017. The consummation of the transaction is subject to customary closing conditions and is expected to close in the first quarter of 2015. For further details on this transaction, please visit the Partnership’s website at www.nglenergypartners.com.

RBC Capital Markets LLC is serving as the exclusive financial advisor to NGL and McGrath North Mullin & Kratz, PC LLO and Winston & Strawn LLP are serving as NGL’s legal counsel in connection with this transaction.

Simmons & Company International is serving as the exclusive financial advisor to Magnum Development and Haddington Ventures and King & Spalding is serving as their legal counsel in connection with this transaction.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with five primary businesses: water solutions, crude oil logistics, NGL logistics, refined products/renewables and retail propane. For further information, visit the Partnership’s website at www.nglenergypartners.com.

About Haddington Ventures LLC

Haddington Ventures LLC, a Delaware limited liability company, is a Houston-based private equity firm that specializes in control-oriented investments in the midstream energy and infrastructure space. Haddington currently has approximately $660 million of assets under management. For further information, visit Haddington’s website at www.hvllc.com.

About Magnum Development, LLC

Magnum Development LLC, a Delaware limited liability company and a Haddington Energy Partners III investment, is a Utah-based developer of salt cavern storage facilities and related midstream infrastructure. In addition to Magnum NGLs, LLC, Magnum Development is an owner and developer of a series of power and hydrocarbon storage projects. For further information, visit www.westernenergyhub.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Source: NGL Energy Partners LP

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Executive Vice President, Chief Financial Officer and Treasurer
atanas.atanasov@nglep.com